CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 Exhibit 10.4.21

                                  Lease and Agreement
                                  Union Oil Company of California

                                 [COMPANY LOGO]

              THIS LEASE AND AGREEMENT, made and entered into as of this 13th day of May, 1971, by and between MATHEW J. LA BRUCHERIE and JANE E. LA
BRUCHERIE, HUSBAND AND WIFE; and ROBERT T. O'DELL and PHYLLIS M. O'DELL, husband and wife hereinafter referred to as "Lessor", whether one or more, and UNION OIL
COMPANY OF CALIFORNIA, a California corporation, hereinafter referred to as
"Lessee",

              WITNESSETH: That Lessor, for and in consideration of Ten Dollars
($10.00) in hand paid to Lessor by Lessee, the rentals provided for hereinafter, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and in consideration of the covenants and agreements hereinafter contained by the Lessee to be kept and performed, Lessor has granted, leased, let and demised and by these presents does grant, lease, let and demise to Lessee, its grantees, successors and assigns, upon and subject to the terms and conditions hereinafter set forth, all that certain land (herein sometimes referred to as the "leased land") situate in the County of IMPERIAL,
State of CALIFORNIA, and more particularly described as follows, to-wit:

PARCEL 1:  Lot 29, subdivision of Tract 48, Township 16 South, Range 14 East,
--------   S.B.B. & M., 71.30 Acres, more or less, lying Southwesterly of
           Southern Pacific Railroad.

PARCEL 2:  Lot 28, subdivision of Tract 48, Township 16 South, Range 14 East,
--------   S.B.B. & M., 82.20 Acres, more or less, lying Northwesterly of
           Southern Pacific Railroad.

(deemed to contain, for the purposes hereof, 154 acres, whether there be more or less) with the sole and exclusive right to Lessee to explore for (by such methods as it may desire), drill for, produce, extract, take, remove and sell hot water, steam and thermal energy and extractable minerals from, and to store, utilize, process, convert and otherwise treat such hot water, steam and thermal energy upon, said land, and to extract any extractable minerals during the term hereof, and to inject or reinject in the leased land effluence from wells located on the leased land or on lands in the vicinity thereof, with the right of entry on the leased land and use and occupancy thereof at all times for said purposes and the furtherance thereof, including the right to construct, use and maintain thereon and to remove therefrom structures, facilities and

                                      -1-

installations, pipe lines, utility lines, power and transmission lines. Further, the Lessee is hereby granted the use of roads and ponds on said land together with such rights of way and easements across said land for the construction of roads, ponds, pipe lines, power and telephone transmission lines as are necessary or convenient for the exploration, operation and development of Leased
Substances on the leased land or in the vicinity thereof. In the event this lease should terminate with respect to all other rights for any reason, the rights herein granted with respect to such roads, ponds, rights of way and/or easements as are being used at the time of such termination shall remain in effect so long as such roads, ponds, rights of way and/or easements are being used by the Lessee, its successors and assigns. Following such termination,
Lessee agrees to pay an annual rental during the period of use at the rate of ten per cent (10%) of the then current value used in tax assessments of the land occupied by such roads, ponds, rights of way and/or easements being used. The possession by Lessee of the leased land shall be sole and exclusive for the purposes hereof and for purposes incident or related thereto, excepting that
Lessor reserves the right to use and occupy said land, or to lease or otherwise deal with the same, without unreasonable interference with Lessee's rights, for mining or extraction and utilization of minerals lying on the surface of or in vein deposits on or in said land, or for the extraction of oil, natural hydrocarbon gas and other hydrocarbon substances, or for any and all uses other than the use and rights permitted to Lessee hereunder. Lessee agrees to conduct its activities in a manner which will not unreasonably interfere with the rights reserved to Lessor. The leased land includes also any rights of Lessor, presently owned or hereafter acquired, in and under roads, underlying ditches, and rights of way traversing or adjacent to said land.

For the purposes hereof the following definitions shall apply:

(a) The terms "hot water", "steam" and "thermal energy" shall mean natural geothermal water and/or steam, and shall also mean the natural heat of the earth and the energy present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat present below the surface of the earth, in whatever form such heat or energy occurs;

(b) The term "extractable minerals" shall mean any minerals in solution in the well effluence and all minerals and gases produced from or by means of any well or wells on the leased land or by means of condensing steam or processing water produced from or the effluence from any such well or wells; said term shall also include any water so produced or obtained from condensation of steam; and
further provided that the term "gases" shall not include hydrocarbon gases that can be produced separately from the hot water, steam and associated minerals;

(c) The term "Leased Substances" shall collectively refer to the matter, substances and resources, defined in (a) and (b) above, that are the subject of this lease;

(d) The term "power potential" as used herein with respect to any well or wells shall mean the quantity, or units, of energy capable of being recovered from the hot water, steam or thermal energy produced therefrom by means of any energy conversion or utilization facility (including, but not limited to, electrical generating facilities) or equipment designed for use thereof;

(e) The term "sufficient power potential" as used herein shall be deemed to mean that power potential which, in the judgment of Lessee shaft be sufficient for the commercial sale or

                                      -2-

utilization thereof, or shall warrant the construction of facilities for the commercial sale or other utilization thereof, or shall justify additional drilling or other operations on the leased land;

(f) The word "commercial" used in connection with various phrases herein shall mean those quantities of Leased Substances produced, sold or used, the value of which, after deducting Lessee's operating costs (or extraction costs in case of extractable minerals), will provide to Lessee a net return over such costs sufficient to cause Lessee to continue production thereof or to elect to proceed with further development or exploratory operations on the leased land.

The terms and conditions of this Lease and Agreement are as follows, to-wit;

1. This lease shall be for a term of ten (10) years from and after the date hereof (herein called "primary term") and so long thereafter as Leased
Substances, or any of them, be derived or produced in commercial quantities from the leased land or lands pooled or combined therewith, and for so long, as well, as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended, for the causes hereinafter set forth.

If at the expiration of the primary term Lessee has not completed one or more wells on the leased land, or land pooled therewith, separately or collectively producing or being capable of producing steam of sufficient power potential and/or extractable minerals in commercial quantities but Lessee is then engaged in operations for drilling or reworking of any well on the leased land or land pooled therewith, this lease shall remain in force so long as drilling or reworking operations are prosecuted (whether on the same or different wells)
with no cessation of more than six (6) months, and if they result in production or the establishment to the satisfaction of the Lessee of the existence of sufficient power potential and/or extractable minerals in commercial quantities, such well or wells will be deemed to have been completed and such existence so established during the primary term of this lease.

         2. It is understood and agreed that the initial consideration paid upon the execution hereof covers not only the privileges granted to the date when a rental is payable as hereinafter provided, but any and all other rights conferred hereunder. If on or before one (1) year from the date hereof Lessee has not drilled such well or wells on the leased land or land pooled therewith as to indicate or establish to the satisfaction of Lessee the existence of sufficient power potential and/or extractable minerals in commercial quantities, then, but subject to Lessee's right of surrender, on or before said anniversary date, Lessee shall pay or tender to Lessor an annual rental in the amount of
*** Dollars ($***), which shall constitute rental until the next anniversary date hereof, and thereafter Lessee shall, on or before each succeeding anniversary date during the primary term hereunder, pay or tender to Lessor an annual rental in the aforesaid amount, this until such time as from the drilling of well or wells on the leased land, or land pooled therewith, there has been established to the satisfaction of the Lessee the existence of sufficient power potential and/or extractable minerals in commercial quantities. Upon such establishing as aforesaid, Lessee may nevertheless continue to pay or tender annual rental payments on or before each anniversary date, this until Lessee has commenced the actual sale of one or more Leased Substances, and so long as such annual rental payments be so paid or tendered this lease shall remain in force and effect, even though thereby extended past the primary term, and all payments so paid or tendered after the expiration of said primary term shall be deemed advance royalties, and so long as same are paid each well or wells

*** Confidential material redacted and filed separately with the Commission.

                                      -3-

shall be deemed to be actually producing one or more Leased Substances in commercial quantities under the terms hereof; provided, however, that if within five (5) years from the date of expiration of the primary term hereof Lessee shall have failed to make, or make arrangements for by executed contract or contracts, a bona fide commercial sale of one or more Leased Substances then
Lessor, at its option, may consider Lessee in default hereunder. Additionally, should Lessee fail to make any annual payment herein provided for on or before a particular anniversary date, Lessor may, at its option, consider Lessee in default hereunder.

              3. Lessee shall pay to Lessor as royalty ***. Lessee shall pay to
Lessor on or before the twenty-fifth day of the month next the royalties accrued and payable for the preceding calendar month, or on or before the twenty-fifth day of the month next following that in which Lessee receives payment therefore from the purchaser thereof, whichever method shall apply, and in making such royalty payments Lessee shall deliver to Lessor statements setting forth the basis for computation and determination of such royalty.

              Lessee shall not be required to account to Lessor for or to pay any royalty on hot water, steam, thermal energy or extractable minerals produced by Lessee on the leased land which are not utilized, saved and sold, or which are used by Lessee in its operations on or with respect to the leased land for or in connection with the developing, recovering, producing, extracting and/or processing of hot water, steam and/or minerals in solution or in facilities used in connection therewith, including operations of facilities for the generation of electric power, for its own consumption, or which are unavoidably lost.

              Lessee shall have the right, from time to time and at any time, to commingle (for purposes of storing, transporting, utilizing, selling or processing, or any of them) the or any of the Leased Substances produced or extracted from production from the leased land or lands pooled therewith with the Leased Substances, or any of them, produced from other lands or units in the vicinity of the leased land, and in the event of such commingling Lessee shall meter, gauge or measure the production from the leased land, or from the unit or units including same or other units or lands, as the case may be, and compute and pay Lessor's royalty payable under the provisions hereof on the basis of such production so determined or allocated, as the case may be.

*** Confidential material redacted and filed separately with the Commission.

                                      -4-

              4. Lessee may, at any time or from time to time as a recurring right, either before or after production but within twenty (20) years from the date hereof, provided this lease is then in effect and Lessee is not in default, for drilling, development, or operating purposes, pool, utilize or combine all of the leased land into a unit with any other land or lands or leased or leases
(whether held by Lessee or others) adjacent , adjoining or in the immediate vicinity of the leased land which Lessee desires to develop or operate as a unit, provided that the total acreage to be embraced within any such drilling, development, or operating unit shall not exceed one thousand nine-hundred twenty
(1,920) acres, plus an acreage tolerance of Ten Percent (10%). Such a unit shall become in existence upon Lessee's filing in the office of the County Recorder in the county in which the leased land is situated a notice of such unitization , describing said unit. Lessee shall also mail a copy of such notice to Lessor.
Any well (whether or not Lessee's well commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and Lessee shall have the same rights and obligations with respect thereto and to drilling and producing operations upon the lands from time to time include within any such unit as Lessee would have if such lands constituted the leased land; provided, however, that notwithstanding this or any other provision or provisions of this lease to the contrary:

              (1) production as to which royalty is payable from any such well or wells drilled upon any such unit, whether located upon the leased land or other lands, shall be allocated to the leased land in the proportion that the surface acreage of the leased land in such unit bears to the total surface acreage of such unit, and such allocated portion thereof shall for all purposes of this lease be considered as having been produced from the leased land, and the royalty payable under this lease with respect to the leased land included in such unit shall be payable only upon that proportion of such production so allocated thereto, and

              (2) if any taxes of any kind are levied or assessed (other than taxes on the land and on Lessor's improvements), and a portion of which is chargeable to Lessor under Paragraph 12 hereof, then the share of such taxes to be borne by Lessor as provided in this lease, shall be in proportion to the share of the production from such unit allocated to the leased land.

              Allocation as aforesaid of production from any such unit, whether to the leased land or in like manner to other land therein, shall continue notwithstanding any termination, either in whole or in part (by surrender, forfeiture or otherwise), on this or any other lease covering lands in such unit until such time as the owner of such lands so terminated shall enter into an agreement to drill for or produce or shall drill for or produce or permit or cause the drilling for or production from any part of such lands, whereupon all such lands formerly included in such unit and as to which the lease covering the same shall have terminated shall be excluded in determining the production to be allocated to the respective lands in such unit; additionally, in the event of the failure of Lessor's, or in any other owner's, title as to any portion of the land included in any such unit, such portion of such land shall likewise be excluded in allocating production from such unit; provided, however, Lessee shall not be held to account for any production allocated to any lands excluded from any such operating unit unless and until Lessee has actual knowledge of the aforesaid circumstances requiring such exclusion. Any exclusion shall be deemed effective the first day of the month next following the date upon which such exclusion becomes finally established.

                                      -5-

              Lessee may, at its sole option, at any time when there is no production in such unit of Leased Substances in quantities deemed paying by
Lessee, terminate such unit by a written declaration thereof, in the same manner in which it was created.

              5. At such time as Lessee shall have drilled and completed such well or wells on the leased land or land pooled therewith which shall indicate to the satisfaction of Lessee a sufficient power potential, or the existence of extractable minerals commercial quantities, Lessee may at any time thereafter construct and install in the leased land facilities for the commercial sale or use of hot water, steam or thermal energy produced from the leased land or lands in the vicinity thereof or pooled therewith, or for the extraction of extractable minerals, or for development of electric power from the use of steam or thermal energy produced from the leased land or lands in the vicinity thereof or pooled therewith.

              6. Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable for the purposes hereof, including wells for injection or re-injection purposes; provided, however, that Lessee agrees to utilize for such purpose or purposes only so much of the leased land as shall be reasonably necessary for Lessee's operations and activities thereon.
No well shall be drilled within one hundred (100) feet of any residence or barn now on said land without Lessor's consent. Lessee shall have free use of water from said land for all operations thereon or on land pooled therewith, provided that such free use shall not interfere with Lessor's own use for domestic, commercial, stock or agricultural purposes, nor interfere with any contractual commitments of Lessor relating thereto and existing on the date hereof. Lessee shall not be entitled to free use of any water which has been or is being purchased by Lessor, Lessee shall not allow the fluid level of any effluence it may inject or re-inject hereunder to be less than a depth of 200 feet below the present surface of the leased land.

              Lessee agrees to fence all sump holes or other excavations, and upon abandonment of any well on the leased land, the termination of the lease,
Lessee shall level and fill all sump holes and excavations, shall remove all debris and shall leave the locations or premises used by Lessee in a clean and sanitary condition. Abandonment of any well drilled by Lessee on the leased land shall be accomplished in accordance with all applicable laws or regulation of the governing municipality

              Lessee shall protect said land against liens of every character arising from its operations thereon. Lessee, at its own expense, prior to commencing operations on the leased land, shall obtain, and thereafter while this lease is in effect shall maintain, adequate Workmen's Compensation
Insurance. Lessee shall protect Lessor against damages of every kind and character arising out of the operations or working of Lessee or those under
Lessee's control upon the leased land, but Lessee shall not be liable hereunder in the event of the negligence or willful misconduct of parties other than
Lessee. In the event any building or personal property be damaged or destroyed, or grazing or agricultural lands be damaged or destroyed by Lessee's operations, then Lessee shall be liable for, and to the extent of, the reasonable value thereof.

              Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon said leased land by or pursuant to permission of Lessee,

                                      -6-

provided that if such removal should occur after termination hereof same shall be completed within a reasonable time thereafter.

              7. Lessor, or its agents, at Lessor's sole risk, may at all times examine said land and the workings, installations and structures thereon and operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect [MISSING TEXT]

                  6-a     Any provision contained in Paragraph 6 hereof
                          notwithstanding, Lessee shall drill no well from the,
                          surface of the leased land except from drillsites
                          thereon to be designated by Lessor. Lessor agrees to
                          designate, with fifteen (15) days after receiving
                          Lessee's written request to do so, one (1) such
                          drillsite for every forty (40) acres or major fraction
                          thereof of the leased land together with adequate
                          rights of way from such drill site to a public
                          roadway. Such drillsites shall be, as near as
                          practicable in the form of a square containing five
                          (5) acres. In the event pipelines, utility lines,
                          power and/or transmission lines are deemed necessary,
                          Lessee agrees to secure Lessor's consent as to the
                          location of same.

                  6-b     Lessee agrees that upon entering upon the surface of
                          the leased land as provided in Paragraph 6-a hereof,
                          it shall pay Lessor a rental in an amount equal to
                          rentals paid for comparable lands in the area for
                          agricultural purposes but not to exceed *** Dollars
                          ($***) per acre per year. Such rentals shall be
                          payable annually in advance until Leased Substances
                          are produced from the leased land in commercial
                          quantities, until Lessee shall quitclaim its right to
                          enter upon the surface of said land or until this
                          lease shall terminate, whichever shall first occur.

              12. Lessee shall pay all taxes levied on Lessee's structures and improvements placed on the leased land by Lessee. Lessee shall pay 90% and the
Lessor shall pay 10% of any taxes assessed against any Leased Substances stored on the leased land. In the event any taxes are levied or assessed against the right to produce Leased Substances from the leased land or in the event any increase in the taxes levied or assessed against the leased land shall be based upon the production from the leased land of Leased Substances, then in either such event Lessee shall pay 90% of any such taxes or increase, as the case may be, and Lessor shall pay 10% thereof. Lessor shall pay all taxes levied or assessed against the leased land as such without reference to the production of
Leased Substances therefrom and shall pay all taxes levied and assessed against any and all rights in or to or with respect to the leased land not covered by this lease and shall pay all taxes levied and assessed against all structures and improvements owned by Lessor or placed on the leased land by or pursuant to permission of Lessor.

              13. The rights of either party hereunder may be assigned in whole or in part, and the right and privilege so to do is hereby reserved by each party, provided, however, that the Lessee shall not assign all or any part of its interest except to a major oil or utility company, and the provisions hereof shall extend to the heirs, successors and assigns of the parties hereto, but no change or division in ownership of the land, rentals or royalties, however accomplished, shall

*** Confidential material redacted and filed separately with the Commission.

                                      -7-

operate to enlarge the obligations or diminish the rights of Lessee, and Lessee may continue to operate the leased land and to pay and settle rentals or royalties as an entirety, and no such change in ownership shall be binding upon
Lessee until the expiration of thirty (30) days after Lessee is furnished with satisfactory written evidence thereof. In the event of assignment of this lease as to a segregated portion of said land, the rentals payable hereunder shall be apportionable between the several leasehold owners ratably according to the surface area of each, and default in rental payment by one shall not affect the rights of other leasehold owners hereunder.

              14. The obligations of Lessee hereunder shall be suspended and the term of this lease shall be extended, as the case may be, while Lessee is prevented from complying therewith, in whole or in part, by strikes, lockouts, riots, actions of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules or regulations of any federal, state, municipal or other governmental agency, authority or representative, or other matters or conditions beyond the reasonable control of
Lessee, whether or not similar to the conditions or matters herein specifically enumerated.

              If any time after the expiration of fifteen (15) years from date hereof the production of all Leased Substances ceases for any cause other than one or more of the causes hereinabove enumerated, this lease shall nevertheless remain in full force and effect for an additional period of one (1) year from cessation and thereafter if, and so long as, Lessee commences and continues diligently and in good faith the steps, operations or procedures to cause a resumption of such production (either through the existing wells or the drilling of new wells), until such production be resumed.

              15. All statements of production and royalty and all payments to be made by Lessee to Lessor hereunder shall be sent to the persons hereinafter set forth, respectively, at the addresses indicated and each such person shall be entitled to receive that portion of the total rentals and royalty payable hereunder as is hereinafter set froth after the name of such person:

Mathew J. LaBrucheri and Jane E. LaBrucherie    50%     Taxpayer's Indent
Robert T. O'Dell and Phyllis M. O'Dell          50%     No. 558 24 7862

P.O. Box 1420                                           Taxpayer's Indent
El Centro, California  92243                            No. ###-##-####

Lessee shall, upon notification of change of ownership in the lands or in rentals or royalties hereunder, as provided in Paragraph 13 hereof, divide and distribute the same to the new owners of such interests; provided, however, that if at any time there are three or more persons entitled to rentals or royalties hereunder, Lessee may at its option, withhold payment of such rentals or royalties until a majority in interest of such persons designate in writing in a recordable instrument delivered to Lessee, a bank, trust company or corporation, as a common agent and depositary to, receive all payments due hereunder to such persons. Such designation may be changed at any time in the same manner.
Delivery of all statements and payments hereunder may be made by depositing the same in the United States mail duly addressed to Lessor at the above address or addresses or to such agent and depositary which shall constitute full performance of Lessee's obligation to make such delivery. In the event that the amount payable under this lease shall result in a payment of less than Five
Dollars ($5.00) becoming due Lessor,

                                      -8-

Lessee may, at its option, withhold and accrue sufficient periodic payments until the total due Lessor exceeds Five Dollars ($5.00).

              16. Any notice herein required or permitted to be given or furnished by one party to the other shall be in writing, Delivery of such written notice to Lessor shall be made by depositing the same in the United
States mail duly certified and addressed to Lessor at P.O. Box 1420 El Centro,
California, 92243 and delivery of such written notice to Lessee shall be made by depositing the same in the United States mail duly certified and addressed to
Lessee at Union Oil Center, 461 South Boylston Street, Los Angeles, California
90017. Either party hereto may by written notice to the other party change its address to any other location.

              17. In the event any part or portion or provision of this
instrument shall be found or declared to be null, void or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or condition hereof, which said remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof are severable for the purposes of the provisions of this clause. In this connection, this lease shall not in any event extend beyond such term as may be legally permissible under present applicable laws, and should any such applicable law limit the term hereof to less than that herein provided, then this lease shall not be void but shall be deemed to be in existence for such term and no longer.

              18. If more than one person is named as a Lessor herein and one or more of them fails to execute this lease, said lease shall nevertheless (when accepted by Lessee) become effective as a lease from such of said named parties
Lessor as may have executed the same.

              19. This lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitute a single lease and the execution of one counterpart by any party Lessor shall have the same force and effect as if such party had signed all the other counterparts.

              20. This Lease and Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

                                      -9-

              IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date hereinabove first written.

/s/ Stanley Harris                             /s/ Matthew J. LaBrucherie
------------------------------------------     ------------------------------
Stanley Harris, Subscribing Witness to the     Matthew J. LaBrucherie
Signature of Mathew J. LaBrucherie

/s/ Stanley Harris                             /s/ Jane E. LaBrucherie
------------------------------------------     ------------------------------
Stanley Harris, Subscribing Witness to the     Jane E. LaBrucherie
Signature of Jane E. LaBrucherie

/s/ Stanley Harris                             /s/ Robert T. O'Dell
------------------------------------------     ------------------------------
Stanley Harris, Subscribing Witness to the     Robert T. O'Dell
Signature of Robert T. O'Dell

/s/ Stanley Harris                             /s/ Phyllis M. O'Dell
------------------------------------------     ------------------------------
Stanley Harris, Subscribing Witness to the     Phyllis M. O'Dell
Signature of Phyllis M. O'Dell
                                                          LESSOR

                                               UNION OIL COMPANY OF CALIFORNIA

                                               By:
                                                  ---------------------------
                                                           LESSEE

                                      -10-

                   AMENDMENT TO GEOTHERMAL LEASE AND AGREEMENT

         THIS AGREEMENT made and entered into as of this fifth day of April,
1976, by and between MATHEW J. LA BRUCHERIE and JANE E. LA BRUCHERIE, husband and wife; and ROBERT T. O'DELL and PHYLLIS M. O'DELL, husband and wife, hereinafter called "Lessor" and UNION OIL COMPANY OF CALIFORNIA, a California
corporation, hereinafter called "Lessee";

                              W I T N E S S E T H:

         THAT WHEREAS, Lessee presently holds all of the Lessee's right, title and interest under that certain Geothermal Lease and Agreement dated May 13,
1971, entered into by and between Lessor and Lessee herein, covering 154.00 acres, more or less, situate in Imperial, more particularly described in said lease; a Memorandum of which was recorded July 1, 1971 in Book 1311, at Page
996, Official Records of said County and State; and

         WHEREAS, it is the desire of the parties hereto to amend said lease by modifying the primary term and rental clause thereof as hereinafter provided;

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid by Lessee to Lessor and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor does hereby lease said land to
Lessee for the same purposes and upon all the same terms, provisions and conditions, as contained in said lease of May 13, 1971, and the parties hereto agree:

                  1.  That the first paragraph of the habendum clause which
                      appears on Page 2 of said lease is hereby deleted in its
                      entirety and the following is hereby substituted therefor:

                                      -11-

                      "This lease shall be for a term of ten (10) years from and after the date hereof (herein called "primary term") and
                      so long thereafter as Leased Substances, or any of them,
                      be derived or produced in commercial quantities from the
                      leased land or lands pooled or combined therewith, and for so long, as well, as Lessee is prevented from producing
                      same, or the obligations of Lessee hereunder are
                      suspended, for the causes hereinafter set forth or this
                      lease is continued in force by reason of any other
                      provision hereof."

                  2.  The words and numbers "***" appearing in the 6th and 7th printed lines of Paragraph 2 are hereby deleted and the
                      words and numbers "***" are hereby substituted
                      therefor.

                  3.  The rental payments due hereunder have been paid by Lessee and received by Lessor and operate to defer the
                      commencement of drilling operations until May 13, 1977.

         As hereby amended said lease shall be and remain in full force and effect as to all its terms and provisions.

         This agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

         This agreement may be executed in any number of counterparts with the same force and effect as though all parties signed the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first hereinabove written.

                                 /s/ Mathew J. La Brucherie
                                 ----------------------------------------------
                                 MATHEW J. LA BRUCHERIE

                                 /s/ Jane E. La Brucherie
                                 ----------------------------------------------
                                 JANE E. LA BRUCHERIE

*** Confidential material redacted and filed separately with the Commission.

                                      -12-

                                 /s/ Robert T. O'Dell
                                 ----------------------------------------------
                                 ROBERT T. O'DELL

                                 /s/ Phyllis M. O'Dell
                                 ----------------------------------------------
                                 PHYLLIS M. O'DELL

                                 ----------------------------------------------

                                 ----------------------------------------------

                                                    LESSOR

                                 UNION OIL COMPANY OF CALIFORNIA

                                 By:
                                    --------------------------------------------
                                                            Its Attorney in Fact

                                                     LESSEE

                                      -13-